PENNS WOODS BANCORP, INC.
                     Corporate Headquarters
                      115 South Main Street
                     Jersey Shore, PA  17740

                       Theodore H. Reich
                           Chairman

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 25, 2001


To Our Shareholders:

     Notice is hereby given that the Annual Meeting of holders of common stock of Penns Woods Bancorp, Inc. (the "Corporation") will be held at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, Williamsport, PA 17703-0967, on April 25, 2001, at 1:00 P.M., for the following purposes:

     1. To elect four (4) Class 1 Directors, to serve for a three-year term that will expire in 2004, and until their successors are elected and qualified.

     2. To ratify the appointment by the Corporation's Board of Directors of S. R. Snodgrass, A.C., of Wexford, Pennsylvania,
Certified Public Accountants as the independent auditors for the Corporation for the year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

     Holders of record at the close of business on March 6, 2001, shall be entitled to notice of and to vote at the Annual
Meeting and any adjournment or postponement thereof.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.

     You are cordially invited to attend the Annual Meeting. The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.


                             By Order of the Board of Directors,


                             Theodore H. Reich
                             Chairman





Dated:  March 27, 2001



                    PENNS WOODS BANCORP, INC.

          115 South Main Street, Jersey Shore, PA  17740

      PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON APRIL 25, 2001

Introduction, Date, Time and Place of Annual Meeting

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the "Annual Meeting") of holders of common stock (the "common stock") of the Corporation to be held on April 25, 2001, at 1:00 P.M., at the Williamsport Branch Office of Jersey Shore State Bank (the "Bank"), 300 Market Street, Williamsport, PA 17703-0967, and any adjournment or postponement thereof.

     The main office of the Corporation is located at 115 South Main Street, Jersey Shore, PA 17740. The telephone number is
(570) 398-2213. All inquiries should be directed to Ronald A. Walko, President of the Corporation, (570) 322-1111. The Bank is a wholly owned subsidiary of the Corporation.

Voting Securities

     Holders of record of the common stock, par value $10.00 per share, at the close of business on March 6, 2001, will be entitled to notice of and to vote at the Annual Meeting. On March 6, 2001 there were 3,083,257 shares of common stock issued and outstanding. Each share of the common stock outstanding as of the close of business on March 6, 2001, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

     Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the ratification of the independent auditors. Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not affect the vote on the ratification of auditors.

     All Proxies properly executed and not revoked will be voted as specified.

Solicitation

     This Proxy Statement and enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 29, 2001. Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted "FOR" the Class 1 nominees noted, and "FOR" the ratification of the appointment of
S. R. Snodgrass, A.C., Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31, 2001. The execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person if the shareholder gives written notice to the Secretary of the Corporation. The cost of assembling, printing, mailing and soliciting Proxies, and any additional material, which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the solicitation of Proxies by use of the mails, directors, officers and employees of the Corporation and/or the Bank may solicit Proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.

Right of Revocation

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Sonya E. Scott, Secretary, Penns Woods Bancorp, Inc., 300 Market Street, P.O. Box 967 Williamsport, PA 17703-0967, (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Quorum

     Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for transaction of business at the Annual Meeting.

                 SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

     As of March 6, 2001, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation's Common
Stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS
AND MANAGEMENT

     The following table sets forth as of March 6, 2001, information regarding the number of shares and percentage of the outstanding shares of Common Stock beneficially owned by each Director, each nominee for Director and each Executive Officer named in the Summary Compensation Table appearing herein, and all Directors and Executive Officers as a group. The following table also sets forth the name, address, principal occupation and certain additional information regarding each Director.

                            Principal                                          Number of
                            Occupation                                         Shares         Percentage
Name and                    for Past                            Affiliate      Beneficially      of
Address (1)                 Five Years (2)             Age      Since (3)      Owned (4)        Class
-----------                 --------------             ---      ---------      ------------   ----------
Phillip H. Bower            Owner,                     67        1989               600(I)      1.50%
Montoursville, PA           Central Equipment Co.               (1989)           39,114(J)
Class 2 (C)                 (Equipment Rental)                                    6,135(BI)
                                                                                    525(BI)**

Lynn S. Bowes               Farmer                     63        1983            15,823(I)      2.02%
Jersey Shore, PA                                                (1974)           41,672(J)
Class 3 (B)                                                                       4,108(BI)
                                                                                    525(BI)**

Michael J. Casale, Jr.      Partner in the Law         49        1999             6,400(J)      0.34%
Williamsport, PA            Firm of Casale & Bonner PC          (1999)            3,794(BI)
Class 1 (A)                                                                         250(BI)**

H. Thomas Davis, Jr.        President and              52        1999             9,231(I)      0.31%
Lock Haven, PA              Chief Executive Officer             (1999)              250(BI)**
Class 3 (B)                 of Franklin Insurance Co.
                            Inc.

William S. Frazier          Owner,                     69        1983            46,305(I)      2.42%
Jersey Shore, PA            Shore Auto Parts, Inc               (1980)            5,291(J)
Class 3 (B)                                                                      22,549(BI)
                                                                                    525(BI)**

James M. Furey, II          President &                53        1990             4,014(I)      0.28%
Cogan Station, PA           General Manager                     (1990)            3,680(J)
Class 2 (C)                 Eastern Wood Products                                   440(BI)
                            (Hardwood Lumber Products)                              525(BI)**

Allan W. Lugg               Partner in the Law         72        1995            21,056(I)      0.70%
Flemington, PA              Firm of Lugg & Lugg                 (1995)              525(BI)**
Class 1

Jay H. McCormick            President and Owner        63        1983            17,221(I)      0.69%
Williamsport, PA            J.H.M. Enterprises, Inc.            (1974)            3,415(BI)
Class 3 (B)                 (Trucking Company)                                      525(BI)**

R. Edward Nestlerode, Jr.   Vice President             48        1995             2,956(I)      0.24%
Lock Haven, PA              Nestlerode Contracting              (1995)            3,124(J)
Class 1 (A)                 Co., Inc.                                               848(BI)
                                                                                    525(BI)**

James E. Plummer            Secretary of the Bank;     58        1995             7,030(I)      1.05%
Lock Haven, PA              Retired,                            (1995)           23,746(J)
Class 2 (C)                 Former President of                                   1,188(BI)
                            Lock Haven Savings Bank                                 525(BI)**

Theodore H. Reich(5)        Chairman of the Bank;      62        1983            37,957(I)      1.91%
Jersey Shore, PA            Chairman of the                     (1973)            4,985(J)
Class 2 (C)                 Corporation                                           9,367(BI)
                                                                                  6,590(BI)**

William H. Rockey           Senior Vice President of   54        1999            22,584(J)      0.74%
Centre Hall, PA             the Bank; Senior Vice               (1999)              250(BI)**
Class 1 (A)                 President of the Corporation;
                            Former President of First
                            National Bank of Spring
                            Mills

Hubert A. Valencik          Senior Vice President      59        1984             7,816(I)      0.36%
Jersey Shore, PA            and Operations Officer                                1,009(J)
                            of the Bank;                                          2,400(BI)**
                            Senior Vice President
                            of the Corporation

Ronald A. Walko(6)          President and Chief        54        1986               330(I)      0.36%
Montoursville, PA           Executive Officer of the            (2000)            5,734(J)
Class 1 (A)                 Bank; President and Chief                               384(BI)
                            Executive Officer of the                              4,625(BI)**
                            Corporation

All Executive Officers and
  Directors as a Group (D)                                                      403,642        13.09%

*(I) Individual Ownership
 (J) Joint Ownership
(BI) Beneficial Interest
  **  Stock Options granted, not yet exercised

(A) A Nominee for Class 1 Director whose term, if elected at the Annual Meeting, will expire in 2004.

(B)  A Director whose term expires in 2002.

(C)  A Director whose term expires in 2003.

(D)  Executive Officers of the Corporation include Sonya E.
     Scott, Secretary.

(1) There is no family relationship, by blood, marriage or adoption between any of the foregoing Directors and any other Executive Officer or Director of the Corporation or its subsidiaries. None of the foregoing Directors or Executive Officers is involved in any legal action involving the Corporation or the Bank.

(2) All Directors, nominees and Executive Officers have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years except Mr. William H. Rockey who was President of the First National Bank of Spring Mills from 1986 through January 8, 1999.

(3) The date appearing in parenthesis opposite each Director's name in the "Affiliate Since" column represents the year in which each such nominee or Director became a Director of the Bank. Each person listed presently serves as a Director of the Corporation except Mr. Valencik who joined the Bank in 1984.

(4) The foregoing Directors and Executive Officers, as of March 6, 2001, according to the information supplied by them, owned beneficially, directly or indirectly, the number of shares of common stock of the Corporation set opposite their respective names. Beneficial Ownership is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include, in addition to shares held by the Director, securities owned by or for the benefit of the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 6, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(5)  Mr. Reich also serves as:  Director - Norcen Industries,
     Inc.; Chairman and Director - Little League Baseball,
     Incorporated.

(6)  Mr. Walko also serves as:  Director - Lycoming County SPCA;
     Trustee - Lycoming Foundation; Director - Susquehanna
     Council, Boy Scouts of America; Pennsylvania Bankers
     Association - Member and Chairman, State Government
     Relations Committee.

             THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Corporation appointed the following committees for 2000:

                                                                   Number of Times
                                                                   Met During 2000
                                                                   ---------------
AUDIT:             Lynn S. Bowes, Michael J. Casale, Jr.,                  0
                   James M. Furey, II, Jay H. McCormick,
                   R. Edward Nestlerode, Jr. and James E.
                   Plummer

BUILDING:          Phillip H. Bower, Lynn S. Bowes, H. Thomas              0
                   Davis, Jr., Allan W. Lugg and William H.
                   Rockey

     The Bank appointed the following committees for 2000:

                                                                   Number of Times
                                                                   Met During 2000
                                                                   ---------------
AUDIT:             Phillip H. Bower, Michael J. Casale, Jr.,               3
                   William S. Frazier, Allan W. Lugg and
                   James E. Plummer

BUILDING:          Phillip H. Bower, Lynn S. Bowes, Michael J.             0
                   Casale, Jr. and William H. Rockey

RETIREMENT:        H. Thomas Davis, Jr., William S. Frazier,               0
                   Allan W. Lugg, Jay H. McCormick and
                   R. Edward Nestlerode, Jr.

INSURANCE:         Lynn S. Bowes, H. Thomas Davis, Jr., James M.           1
                   Furey, II, James E. Plummer and William H.
                   Rockey

SALARY:            Phillip H. Bower, Lynn S. Bowes, Michael J.             1
                   Casale, Jr., H. Thomas Davis, Jr., William S.
                   Frazier, James M. Furey, II, Allan W. Lugg,
                   Jay H. McCormick, R. Edward Nestlerode, Jr.
                   and James E. Plummer

ASSET LIABILITY:   Michael J. Casale, Jr., H. Thomas Davis, Jr.,           3
                   James M. Furey, II, Jay H. McCormick, R. Edward
                   Nestlerode, Jr., Theodore H. Reich, Hubert A.
                   Valencik, Ronald A. Walko, Sonya E. Scott,
                   William P. Young and Robert J. Glunk

     The Board of Directors of the Corporation met eleven (11) times during 2000. The Board of Directors of the Bank met twenty-five (25) times during 2000. All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members, except for Mr. Reich who attended 71%.

     The Board of Directors of the Corporation assumes the role of the nominating committee. In determining its nominees for election to the Board, the Board of Directors will consider nominees recommended by shareholders. Such shareholder recommendations for 2002 shall be made in writing no later than January 1, 2002, addressed to the Corporate Secretary, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, Pennsylvania 17701. Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not later than the close of business on the twentieth day immediately preceding the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

Audit Committee Report

     The audit committee of the Board of Directors of the Bank is composed of five independent directors. The members of the audit committee are listed below.

     The audit committee operates under a written charter adopted by the Board of Directors. A copy of the audit committee's charter is attached to this proxy statement as Exhibit A.

     The audit committee has reviewed the audited financial statements of the Corporation for the fiscal year ended
December 31, 2000, and discussed them with management and the Corporation's independent accountants, S.R. Snodgrass, A.C. The audit committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the audit committee has discussed the accountants' independence from the Corporation and management with the accountants.

     Based on the review and discussions described above, the audit committee recommended to the Board of Directors that the Corporation's audited financial statements for the fiscal year ended December 31, 2000, be included in the Corporation's Annual Report on Form 10-K for that fiscal year.

     In connection with new standards for independence of the Corporation's external auditors issued by the Securities and Exchange Commission, during the 2001 fiscal year the audit committee will undertake to consider in advance of the provision of any non-audit services by the Corporation's independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation's external auditors.

Audit Fees

     Audit fees billed to the Corporation by S.R. Snodgrass, A.C. during the Corporation's 2000 fiscal year for review of the Corporation's annual financial statements and those financial statements included in the Corporation's quarterly reports on Form 10-Q totaled $40,888.

Financial Information Systems Design and Implementation Fees

     The Corporation did not engage S.R. Snodgrass, A.C. to provide advice to the Corporation regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     Fees billed to the Corporation and the Bank by S.R.
Snodgrass, A.C. during fiscal year 2000 for all other non-audit services rendered totaled $67,076.

                  Members of the Audit Committee

     Phillip H. Bower, Michael J. Casale, Jr., William S.
Frazier, Allan W. Lugg, James E. Plummer

PRINCIPAL OFFICERS OF THE CORPORATION

     The following table lists the Executive Officers of the Corporation as of March 6, 2001:


                                                                Bank        Number of        Year First
                                    Position and/or Offices     Employee    Shares of the    Elected an
Name                    Age         With the Corporation        Since       Corporation      Officer
--------------------------------------------------------------------------------------------------------
Theodore H. Reich       62          Chairman                    1970        58,899           1983
Ronald A. Walko         54          President &                 1986        11,073           1987
                                    Chief Executive Officer
Hubert A. Valencik      59          Senior Vice President       1984        11,225           1985
Sonya E. Scott          41          Secretary                   1981         5,171           1984


     Mr. Reich joined the Bank in 1970 as Vice President and Cashier. He served as President of the Bank since 1973 and as President of Penns Woods Bancorp, Inc. since 1983, both until August 2000. Mr. Reich served as Chief Executive Officer until May 1999, when he was named Chairman.

     Mr. Walko joined the Bank in 1986 as Vice President and Senior Loan Officer. He was elected Executive Vice President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in May 1999, and became President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in
August 2000.

                      ELECTION OF DIRECTORS

     The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) Directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be twelve (12). The Bylaws further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class
3. The Directors of each class serve for a term of three (3) years and until their successors are elected and qualified. The Directors of the Corporation serve as follows:

  Nominees for election as Class 1            Class 2 Directors            Class 3 Directors
Directors whose term expires in 2004:     whose term expires in 2003:     to serve until 2002:
      Michael J. Casale, Jr.                  Phillip H. Bower               Lynn S. Bowes
    R. Edward Nestlerode, Jr.                James M. Furey, II           H. Thomas Davis, Jr.
       William H. Rockey                      James E. Plummer             William S. Frazier
        Ronald A. Walko                      Theodore H. Reich              Jay H. McCormick


     It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the four (4) nominees listed previously for election as Class 1 Directors. Each nominee has agreed to serve if elected and qualified. The Corporation does not contemplate that any nominee will be unable to serve as a Director for any reason. However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees and such other persons selected by the Board of Directors, in accordance with the best judgment of the Proxyholders.

                     EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for services in all capacities to the Corporation and the Bank for the three years ended December 31, 2000 for those persons who were as of December 31, 2000, Named Executives, (i) the Chief Executive Officer and (ii) the only other Executive Officers whose total annual salary and bonus exceeded $100,000:

                                                     SUMMARY COMPENSATION TABLE
                                  ANNUAL COMPENSATION             LONG TERM COMPENSATION_____
                                                               AWARDS                 PAYOUTS
                                                                            Securities
Name                                                Other      Restricted   Underlying
and                                                 Annual     Stock        Options/  LTIP      All Other
Principal                    Salary     Bonus    Compensation  Award(s)     SAR's     Payouts  Compensation
Position            Year    ($)   (1)   ($)      ($)      (2)    ($)        (#)   (3)  ($)         ($)
Theodore H. Reich   2000    $155,963    $ 28,313     $0           $0           900      $0       $6,351 (4)
Chairman (6)        1999    $166,618    $ 31,126     $0           $0         1,000      $0       $6,148
                    1998    $186,606    $107,231     $0           $0           990      $0       $6,148

Ronald A. Walko     2000    $157,722    $ 38,424     $0           $0           900      $0       $5,387 (5)
Chief Executive     1999    $135,208    $ 41,126     $0           $0         1,000      $0       $3,553
Officer (7)         1998    $109,473    $ 34,807     $0           $0           825      $0       $2,890

Hubert A. Valencik  2000    $ 90,090    $ 17,233     $0           $0           750      $0       $2,185 (5)
Senior Vice         1999    $ 87,230    $ 18,855     $0           $0           750      $0       $2,175
President(8)        1998    $ 83,174    $ 18,699     $0           $0           550      $0       $2,037

(1) Total includes base salary and directors fees for Mr. Reich and Mr. Walko and base salary for Mr. Valencik. Directors fees paid to Mr. Reich were $9,700, $9,300 and $11,600 in 2000, 1999 and 1998, respectively. Mr. Walko received directors fees of $5,700 in 2000 only. A retainer fee of $2,500 is included in the directors fee total for 2000 and 1999 and $2,000 for 1998.

(2) The cost of certain perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

(3) Indicates number of shares of Common Stock of the Corporation for which options were granted during applicable periods. The options granted in 1998 have been adjusted for the 10% stock dividend issued on June 8, 1999.

(4) Indicates contributions paid in 2000, 1999, and 1998 in the amount of $3,579, $3,376, and $3,376 respectively, by the Bank to the Bank's 401(k) Plan for the benefit of Mr. Reich and life insurance premiums of $2,772 for each year indicated.

(5)  Indicates contributions paid by the Bank to the Bank's
     401(k) Plan for the benefit of Mr. Walko and Mr. Valencik.

(6) Mr. Reich serves as Chairman of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank. Mr. Reich served as President until August 22, 2000.

(7)  Mr. Walko serves as both Chief Executive Officer and
     President of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

(8)  Mr. Valencik serves as Senior Vice President of the
     Corporation and as Senior Vice President & Operations
     Officer of the Bank.

                       OPTION/SAR GRANTS

     The following table sets forth information concerning grants of stock options to the Chief Executive Officer of the Corporation, and the other Named Executives during the fiscal year ended December 31, 2000.

                                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                           Annual Rates of
                                                                                             Stock Price
                                                                                             Appreciation
                                                   Individual Grants                      for Option Term (2)
                            Number of     % of Total
                            Securities    Options/
                            Underlying    SARs
                            Options/      Granted to    Exercise Market
                            SARs          Employees     or Base  Price at
                            Granted       in Fiscal     Price    Grant        Expiration
Name                        (#)           Year          ($/Sh)   Date         Date         5% ($)   10% ($)
Theodore H. Reich           900           9.00%         $32.625  $32.625      12/19/05     $8,112   $17,926
Ronald A. Walko             900           9.00%         $32.625  $32.625      12/19/05     $8,112   $17,926
Hubert A. Valencik          750           7.50%         $32.625  $32.625      12/19/05     $6,760   $14,938

(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were granted to the Named Executives during the three years ended December 31, 2000. All options granted under the agreements represent incentive stock options. The options are exercisable beginning six months after grant date for a period of five years from the date of the grant.

(2) The dollar amounts set forth above are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Corporation's Common Stock.

     The following table sets forth information concerning the exercise of options to purchase Common Stock by the Named Executives during the fiscal year ended December 31, 2000, as well as the number of securities underlying unexercised options and the potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 2000.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES

                                                                  Number of
                                                                  Securities           Value of
                                                                  Underlying           Unexercised
                                                                  Unexercised          In-the-Money
                                                                  Options/SARs         Options/SARs at
                            Shares                Value           at FY-End(#)           FY-End ($)
                            Acquired on           Realized        Exercisable/         Exercisable/
Name                        Exercise (#)          ($)             Unexercisable (1)    Unexercisable (2)
Theodore H. Reich           2,000                 $8,040          6,590/900            $1,679/$113
Ronald A. Walko             500                   $3,385          4,625/900            $0/$113
Hubert A. Valencik          0                        -            2,400/750            $0/$94


(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 2000 or outstanding at fiscal year-end 2000.

(2) "In-the-money" options are stock options with respect to which the market value of the Corporation's Common Stock exceeded the exercise price at December 31, 2000. The value of such options is determined by subtracting the aggregate exercise price of such options from the aggregate fair market value of the underlying shares of Common Stock on December 31, 2000.

                        RETIREMENT PLAN

     The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee's annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment. Annual compensation is based upon the employee's W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers and life insurance coverage that exceeds $50,000. The Bank's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets are comprised of common stock and U.S. Government and corporate debt securities.

     The accrued Normal Retirement Benefit is determined by the following formula: 1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited service. Based on the preceding formula, projected annual retirement benefits for a participant turning age 65 in 2000 are set forth below.

Final Five Years                                       Total Projected Years of Service
Annual Compensation                                 15          20          30          35
 10,000                                              2,100       2,800       4,200       4,900
 20,000                                              4,200       5,600       8,400       9,800
 30,000                                              6,300       8,400      12,600      14,700
 40,000                                              8,841      11,788      17,682      20,629
 50,000                                             11,841      15,788      23,682      27,629
 60,000                                             14,841      19,788      29,682      34,629
 70,000                                             17,841      23,788      35,682      41,629
 80,000                                             20,841      27,788      41,682      48,629
 90,000                                             23,841      31,788      47,682      55,629
100,000                                             26,841      35,788      53,682      62,629
125,000                                             34,341      45,788      68,682      80,129
160,000                                             44,841      59,788      89,682     104,629
170,000*                                            47,841      63,788      95,682     111,629
200,000                                             47,841      63,788      95,682     111,629
225,000                                             47,841      63,788      95,682     111,629
250,000                                             47,841      63,788      95,682     111,629

* Compensation for the purpose of calculating benefits is limited by the Internal Revenue Code to $170,000.

The estimated annual benefits payable upon retirement at normal retirement age to Theodore H. Reich for the fiscal year 2000 is $97,477, to Mr. Walko is $64,661 and to Mr. Valencik is $33,544. As of December 31, 2000, Mr. Reich was credited with twenty-eight years of service, Mr. Walko was credited with thirteen years of service and Mr. Valencik was credited with fifteen years of service. The number of Plan Participants in 2000 was
121.  Total plan assets as of December 31, 2000 were $3,597,373.

                        COMPENSATION OF DIRECTORS

     All directors of the Bank receive $400.00 for each meeting of the Board of Directors and $200.00 for each committee meeting of the Board of Directors of the Bank. A $2,500 retainer fee was also paid to each Director of the Corporation during 2000. In addition, directors receive compensation for accompanying an officer on property appraisals at a rate of $20.00 for the first hour and $10.00 for each subsequent hour. The Secretary of the Board of Directors also receives $50.00 for each Board meeting. In the aggregate, the Board of Directors received $105,350.00 for all Board of Directors' meetings and committee meetings of the Bank attended. This total also includes the total received for appraisals, the secretarial function and the retainer fee.
A portion of fees earned was used to fund a deferred compensation plan for Directors who participated in the plan.

         BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Corporation is responsible for the management of the affairs of the Corporation and the supervision of its subsidiary, Jersey Shore State Bank. The Board of Directors best serves the interests of its shareholders, customers and the communities served by the Corporation and its subsidiary by engaging persons who have the skills and expertise to implement the strategic goals and objectives of the Corporation in a cost-effective manner. The Corporation's philosophy concerning the Bank's compensation program is to offer competitive compensation for each employee based upon their personal performance and contributions to the success of the Corporation.

     The Salary Committee, which is comprised of the ten outside directors listed below, administers the compensation program. The Committee's objective is to establish a compensation policy that will enable the Corporation to attract, retain, motivate and reward executive officers who are critical to the success of the Corporation. The Committee believes that the existing compensation program accomplishes these objectives. The Committee determines annually the compensation of the executive officers, which includes the Chairman, the Chief Executive Officer (the "CEO") and President, a senior vice president and the controller. The Board of Directors ratifies all actions taken by the Committee as they relate to the compensation of the executive officers.

CEO and Named Executive Compensation

     The Board of Directors set the 2000 base compensation for Mr. Theodore H. Reich, at $146,263 based upon an Executive Employment Agreement that was adopted in January 1995. The base compensation for Mr. Ronald A. Walko has also been set at $152,022 based upon an Employment Agreement that was adopted in August 1991. The base compensation for Mr. Hubert A. Valencik was determined to be $90,090 based upon an Employment Agreement that was adopted in October 1984. The Employment Agreements are described on the following pages.

Executive Officers

     Increases in the compensation of the other executive officers is determined by the Committee based upon, among other things, the following factors: earnings, return on assets, return on equity, total assets, and the quality of the loan portfolio of the Corporation and the Bank. Notwithstanding the foregoing, the Committee's determination is based upon a review of all information that it deems relevant in determining, with respect to each particular executive officer, the compensation to be paid to such officer.

     In addition to base salary, the executive officers of the Corporation and the Bank may participate in the annual and long term incentive plans, including stock options and bonuses that are granted to certain senior executive officers and a 401(k) plan. This plan is available to all qualified Bank employees.

     The compensation opportunities that are available to the Bank's employees are influenced by market conditions, the individual's responsibilities, and the employee's contributions to the success of the Corporation. Employees are reviewed annually on a calendar basis. The Bank attempts to offer compensation that is comparable with that offered by other employers in our industry. The Corporation strives to meet its objectives and strategic goals by providing fair compensation to its employees.

                 Members of the Salary Committee

        Phillip H. Bower                  Lynn S. Bowes
        Michael J. Casale, Jr.            H. Thomas Davis, Jr.
        William S. Frazier                James M. Furey, II
        Allan W. Lugg                     Jay H. McCormick
        R. Edward Nestlerode, Jr.         James E. Plummer

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. James E. Plummer retired from Jersey Shore State Bank in June 1995. He was the President of Lock Haven Savings Bank until April 1995. He is currently a member of the Salary Committee. Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary. He is Secretary of the Board of Directors of the Bank.

               SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly dollar change in the cumulative shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1995 and ending December 31, 2000. The shareholder return shown on the graph below is not necessarily indicative of future performance.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    [INSERT PERFORMANCE GRAPH]

                       Penns Woods Bancorp, Inc. Common Stock, S & P 500 & Peer Group Index (1)

                                    1995        1996         1997         1998         1999        2000
S & P 500                          $100.00     $122.90      $163.85      $208.68      $252.26     $229.48
Peer Group                         $100.00     $110.35      $155.09      $181.49      $144.83     $121.49
Penns Woods Bancorp, Inc.          $100.00     $123.89      $198.42      $358.54      $281.29     $238.04


(1) The Peer Group for which information appears above includes the following companies: ACNB Corporation; CNB Financial Corporation; Citizens and Northern Corporation; Drovers Bancshares Corporation; First Chester County Corporation; Franklin Financial Services Corp.; Hanover Bancorp Inc.; Penn Security Bank and Trust Company; Pennrock Financial Services Corp.; and Sterling Financial Corporation. These companies were selected based on four criteria: total assets between $350 million and $825 million; market capitalization greater than $60 million; headquarters located in Pennsylvania; and are quoted on the NASDAQ stock market. This is the same Peer Group Index as used in year ending December 31, 1999.

           EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

Mr. Theodore H. Reich

     In January 1995, the Corporation and the Bank entered into an Employment Agreement with Theodore H. Reich. The initial term of the Employment Agreement is three years, subject to an automatic one year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. Under the Employment Agreement renewed in 1998, the Corporation or the Bank will pay an annual base salary of $146,263 to the executive. This base salary will be reviewed annually by the Board of Directors and will be subject to annual adjustments. The base salary was adjusted in May 1999, when
Mr. Reich was named to the position of Chairman. In addition, the Board of Directors of the Corporation in its sole discretion provides for the payment of periodic bonuses to the executive. The Employment Agreement also provides for the payment of severance benefits in the event of termination as result of death, disability or without cause as defined in the Employment Agreement by the Corporation or for Good Reason (as defined in the Employment Agreement) by the executive. In the event of the executive's termination as a result of his death, the Corporation or the Bank will make a lump sum payment to his estate in an amount equal to the highest of the base salaries paid to the executive over the three calendar years preceding his termination due to his death but in any event not less than $160,000. In the event of his termination as a result of disability, the Corporation or the Bank will pay to the executive annually an amount equal to his base salary in effect immediately prior to his termination because of a disability for a period of three years beginning on the date of such termination. However, payment of such amount will be reduced by the sum of any benefits payable to the executive under any disability plan of the Corporation or the Bank or under any government regulated plan. In the event of the termination by the executive for Good Reason (as defined in the Employment Agreement) or by the Corporation or the Bank without cause, the executive will receive annually for a period of three years following the date of termination an amount equal to the highest of his base salaries over the three years preceding the date of his termination but in any event not less than $160,000 and an amount equal to the average of the three highest annual base salaries paid to the executive over the five years preceding the date of his termination. The Employment Agreement also requires the Corporation or the Bank to provide certain medical and health benefits to the executive and his spouse following his termination.

     The Employment Agreement also contains a covenant which restricts the ability of the executive to compete with the Corporation for a period of three years following his termination unless such termination was by the executive for Good Reason or by the Corporation or the Bank for other than cause.

Mr. Ronald A. Walko

     In August of 1991, Mr. Walko entered into an employment agreement with the Bank. Under the terms of the Employment Agreement, he will receive an annual base salary of $152,022. The term of the Agreement was five years, subject to automatic renewal after each successive five year term. The Agreement was renewed in 1996.

     Under the current Employment Agreement, increases in compensation will be determined in accordance with the annual performance evaluation. Mr. Walko has the right to terminate this agreement upon 60 days written notice to the Bank if he does not receive an increase in compensation on each annual anniversary date. The bank will also provide at its expense Mr. Walko with an automobile for business purposes, annual membership at the Ross Club or similar organization and all benefits provided to other employees as set forth in the Employee Handbook.

     The Employment Agreement may be terminated by the Bank for cause, as defined in the agreement, whereby the Bank shall pay one-half the salary of Mr. Walko for the period of time between the date of termination and the end of term of the agreement, or the date Mr. Walko commences comparable employment on a full time basis elsewhere, whichever occurs first. If the agreement is terminated by the Bank without cause the Bank shall pay
Mr. Walko his full salary for the period of time between the date of termination and the end of the term of the agreement, or the date Mr. Walko commences comparable employment elsewhere on a full time basis, whichever occurs first. If during the term of the agreement Mr. Walko dies or becomes disabled, Mr. Walko or his estate shall be paid an amount equal to six months compensation or the balance due on this contract, whichever is less. If Mr. Walko terminates this agreement because he is reduced to a lessor stature and authority, the Bank shall pay the balance of all sums due under the contract up to the date of termination. If Mr. Walko voluntarily terminates his agreement for reasons other than changes in stature and authority, he shall not work for another banking institution having an office in Lycoming County, Pennsylvania for a one-year period after the date of termination.

     The Bank has entered into a severance agreement with Mr. Walko. Under the terms of the agreement, if the executive officer's employment is terminated within two years after a Change in Control of the Corporation he will be entitled to receive from the Corporation (i) his full compensation and benefits from the Notice of Termination (as defined) until the Date of Termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses earned by him during the five calendar years preceding the Date of termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday. The Agreement also provides the executive officer with insurance coverage similar to those in effect immediately prior to the Notice of Termination for a period of twenty-four months; however, these will be reduced to the extent that comparable benefits are received by him from another employer during the corresponding period. In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the Date of Termination adjusted for an additional twenty-four months of credited service at his compensation and the actual accrued up to his Date of Termination (in no event will months of age or service credit be accumulated after his 65th birthday).

     During any period following a Change in Control of the Corporation, if employment is terminated by the employer for Disability, or by the employer or the employee by reason of retirement or death, the benefits shall be determined in accordance with the Corporation's programs then in effect. If the employee is terminated by his employer for cause subsequent to a Change in Control or is terminated by the employee for other than Good Reason or retirement, he shall receive full compensation through the date of termination and shall have no further rights under this Agreement thereafter.

     This Agreement will be in effect until Mr. Walko attains age 65 or until the Date of Termination, whichever occurs first.

Mr. Hubert A. Valencik

     In October 1984, Mr. Valencik entered into an employment agreement with the Bank, pursuant to which Mr. Valencik agreed to serve in the capacities as described by the Bank, at its discretion. The term of the original agreement was five years, subject to automatic renewal after each successive five year term. The Agreement may be terminated by Mr. Valencik or the Bank if written notice of the intent not to renew the contract is provided to the other at least thirty days prior to the end of the term. The Agreement was last renewed in 1999. Under the terms of the Agreement, he will receive an annual base salary of $90,090 subject to annual increases.

     Under the current Employment Agreement, increases in compensation will be determined in accordance with the annual performance evaluation. The Bank will also provide to Mr. Valencik, at its expense, an automobile for business purposes, annual membership at the Clinton Country Club or similar organization and all benefits provided to other employees as set forth in the Employee Handbook. If at any time this contract is not extended or renewed, the Bank shall at the time of termination pay Mr. Valencik six times the total monthly compensation being received by him at that time.

     The Bank has entered into a severance agreement with Mr. Valencik. Under the terms of the agreement, if the executive officer's employment is terminated within two years after a Change in Control of the Corporation he will be entitled to receive from the Corporation (i) his full compensation and benefits from the Notice of Termination (as defined) until the Date of Termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses and other sums shown as compensation on his Form W-2, (excluding amounts that are attributable to stock options on the W-2) during the sixty month period ending on the Date of Termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday. The Agreement also provides the executive officer with insurance coverage similar to those in effect immediately prior to the Notice of Termination for a period of twenty-four months; however, these will be reduced to the extent that comparable benefits are received by him from another employer during the corresponding period. In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the Date of Termination adjusted for an additional twenty-four months of credited service at his compensation and the actual accrued up to his Date of Termination (in no event will months of age or service credit be accumulated after his 65th birthday).

     During any period following a Change in Control of the Corporation, if employment is terminated by the employer for Disability, or by the employer or the employee by reason of retirement or death, the benefits shall be determined in accordance with the Corporation's programs then in effect. If the employee is terminated by his employer for cause subsequent to a Change in Control or is terminated by the employee for other than Good Reason or retirement, he shall receive full compensation and all fringe benefits he was entitled to through the date of termination and shall have no further rights under this Agreement thereafter.

     This Agreement will be in effect until Mr. Valencik attains age 65.

                     CERTAIN TRANSACTIONS

     There have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Total loans outstanding from the Bank at December 31, 2000 to the Corporation's and the Bank's Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $4,954,000 or approximately 12.5% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                       LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and the Bank are a party or to which their property is subject, which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary, routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities.

               RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Corporation has appointed the firm of S. R. Snodgrass, A.C., Certified Public Accountants (the 'Auditors"), of Wexford, Pennsylvania, as the Corporation's independent auditors for its 2001 fiscal year. Such appointment is being submitted to shareholders for ratification.

     On July 27, 1999, the Board of Directors, upon the recommendation of its audit committee, engaged the accounting firm of S.R. Snodgrass, A.C. as independent accountants to audit the Corporation's financial statements for the fiscal year ended December 31, 1999. Concurrently with the engagement of S.R. Snodgrass, A.C., the Board of Directors dismissed Parente, Randolph, Orlando, Carey & Associates ("Parente") as the Corporation's independent auditors. During the fiscal years ended December 31, 1997 and 1998, there were no disagreements with Parente on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure or any reportable event. The reports on the financial statements of the Corporation for such years issued by Parente did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Auditors served as the Corporation's independent public accountants for the 2000 fiscal year and provided assistance to the Corporation and the Bank in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. The non-audit services were approved by the Corporation's and the Bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the Auditors. The Auditors have advised the Corporation that none of its members has any financial interest in the company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF S. R. SNODGRASS, A.C., AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment. All proxies will be voted "FOR" ratification appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

       ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Officers and directors, and any persons owning ten percent or more of the Corporation's Common Stock, to file in the personal capacities initial statements of ownership, statements of changes in ownership and annual statements of ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such ownership statements are required by SEC regulation to furnish the Corporation with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" be disclosed in the Corporation's proxy statement. Based solely on the Corporation's review of any copies of such statements received by it, the Corporation believes that during 2000 there were no "late filings" to be disclosed in the Corporation's proxy statement.

                         ANNUAL REPORT

     A copy of the Corporation's Annual Report and Form 10-K for its fiscal year ended December 31, 2000 is enclosed with this Proxy Statement. A representative of S. R. Snodgrass, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

                      SHAREHOLDER PROPOSALS

     Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 2002, must be submitted in writing to the President of Penns Woods Bancorp, Inc. at its principal executive office, 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, on or before November 27, 2001, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that Meeting.

                          OTHER MATTERS

     The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, or any adjournments thereof, the holder(s) of any Proxy is (are) authorized to vote thereon at their discretion.

                      ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD A. WALKO, PRESIDENT, PENNS WOODS BANCORP, INC.


                              By Order of the Board of Directors


                              Theodore H. Reich
                              Chairman


Dated:  March 27, 2001



APPENDIX A

           JERSEY SHORE STATE BANK AUDIT COMMITTEE CHARTER
        APPROVED BY THE BOARD OF DIRECTORS NOVEMBER 28, 2000

Organization:

There is a committee of the Board of Directors known as the audit committee. The audit committee is composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

The audit committee will provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

Responsibilities:

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Corporation and its divisions and subsidiaries.

     Establish the scope of the external audit committee.

     Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments of recommendations of the independent auditors.

     Review with the independent auditors, the company's internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     Receive prior to each meeting, a summary of findings from completed internal audits and progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in theses meetings are the independent auditor's evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     Review accounting and financial human resources and succession planning within the company.

     Discuss the matters discussed at each committee meeting with the Board of Directors.

     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.



                         REVOCABLE PROXY
                   PENNS WOODS BANCORP, INC.

                   2001 ANNUAL MEETING PROXY
         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the "Corporation") hereby constitutes and appoints Ronald A. Walko, Hubert A. Valencik and Sonya E. Scott and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the corporation, standing in my (our) names on its books on March 6, 2001, at the Annual Meeting of Shareholders of the Corporation to be held at the Williamsport Branch Office, Jersey Shore State Bank, 300 Market Street, Williamsport, Pennsylvania 17703-0967 on April 25, 2001 at 1:00 P.M., and any adjournment or postponement thereof as follows.




Please be sure to sign and date this Proxy in the box below.

                                         Date___________________

________________________________________________________________
Shareholder sign above

Co-holder (if any) sign above



1.  ELECTION OF DIRECTORS TO SERVE FOR A THREE YEAR TERM

                         FOR        WITHHOLD         EXCEPT
                         [  ]       [  ]             [  ]

Michael J. Casale, Jr.,
R. Edward Nestlerode, Jr.,
William H. Rockey and
Ronald A. Walko

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.

2.  PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

                         FOR        WITHHOLD         EXCEPT
                         [  ]       [  ]             [  ]


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO
DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ALL NOMINEES
LISTED ABOVE AND FOR PROPOSAL 2.

                  PENNS WOODS BANCORP, INC.

Please sign this Proxy exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in Partnership name by authorized person.

                       PLEASE ACT PROMPTLY
              SIGN, DATE & MAIL YOUR PROXY CARD TODAY